    As filed with the Securities and Exchange Commission on August 12, 1998
                                                          Registration No. 33-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 ------------

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.
            (Exact name of registrant as specified in its charter)

                                 ------------

              Pennsylvania                                    23-2528944
     -------------------------------                       ------------------
     (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                        Identification No.

     575 East Swedesford Road
        Wayne, Pennsylvania                                       19087
---------------------------------------                    ------------------
(Address of Principal Executive Offices)                       (Zip Code)

                                 ------------

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.
                             AMENDED AND RESTATED
                               STOCK OPTION PLAN
                           (Full title of the plan)

                                 ------------

                               DAVID D. GATHMAN
                            Chief Financial Officer
                   Integrated Systems Consulting Group, Inc.
                           575 East Swedesford Road
                                Wayne, PA 19087
                    (Name and address of agent for service)

                                 ------------

                                (610) 989-7000
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                           GARY ARLEN SMITH, ESQUIRE
                        Saul, Ewing, Remick & Saul LLP
                              Centre Square West
                        1500 Market Street, 38th Floor
                            Philadelphia, PA 19102
                                (215) 972-7777

                                 ------------

              See next page for calculation of registration fee.

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                               Proposed
                                        Proposed Maximum       Maximum
Title of Securities to   Amount to be    Offering Price       Aggregate            Amount of Registration Fee
    be Registered         Registered      Per Share(3)      Offering Price(3)
=============================================================================================================
Common Stock, Par           297,855  (1)      $14.25          $  4,244,433.80
Value $0.005 Per Share      102,145  (2)       11.9375 (4)       1,219,355.90
                                                                                           $ 1,611,82

                            400,000                           $  5,463,789.70
=============================================================================================================

         (1) Represents shares issuable in connection with the options available for grant under the Amended and Restated Stock Option Plan.

         (2) Represents shares issuable upon exercise of options previously granted but not yet exercised under the Amended and Restated Stock Option Plan.
         (3) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon, in the case of options previously granted, the average of the stated exercise price of such options and shares and, in the case of options still available for grant, the average of the reported high and low sale prices of shares of Common Stock on August 8, 1998.

         (4) Represents the weighted average exercise price of options previously granted.

                     REGISTRATION OF ADDITIONAL SECURITIES

         The contents of the Registrant's Registration Statement on Form S-8, SEC File No. 333-05473, and all amendments thereto, are incorporated herein by reference.

Item 3.           Incorporation of Documents by Reference.

                  The documents listed below are incorporated by reference in this registration statement. In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

                  (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1997, filed March 31, 1998.

                  (b) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1998, filed on May 15, 1998.

                  (c) The Registrant's report on Form 8-K, filed March 16, 1998, as amended by Form 8-K/A, filed May 11, 1998.

                  (d) The Registrant's proxy statement related to the Registrant's annual meeting of shareholders held on May 20, 1998.

Item 8.           Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement:

         5        Opinion of Saul, Ewing, Remick & Saul LLP

         23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants

         23.2 Consent of Saul, Ewing, Remick & Saul LLP (contained in Exhibit No. 5)

         24 Power of Attorney (included on signature page of the Registration Statement)

                                  SIGNATURES
                                  ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on August 12, 1998.

                                     INTEGRATED SYSTEMS CONSULTING GROUP, INC.


                                     By: /s/ David S. Lipson
                                         ----------------------------------
                                         David S. Lipson
                                         Chairman, Chief Executive Officer,
                                         President and Treasurer

                               POWER OF ATTORNEY
                               -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints David S. Lipson and David
D. Gathman and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                                        Title                                        Date
-------------------------------------------------------------------------------------------------------------------
/s/ David S. Lipson                 Chairman, Chief Executive Officer,                         August 12, 1998
-------------------                 President and Treasurer
David S. Lipson                     (Principal Executive Officer)

/s/ David D. Gathman                Chief Financial Officer, Executive Vice President,         August 12, 1998
--------------------                Secretary, Assistant Treasurer (Principal
David D. Gathman                    Financial and Accounting Officer) and Director

/s/ David S. Fehr                   Director                                                   August 12, 1998
-----------------
David S. Fehr


/s/ Frank Baldino, Jr., Ph.D.                         Director                                 August 12, 1998
-----------------------------
Frank Baldino, Jr., Ph.D.


/s/ Melvyn E. Bergstein                               Director                                 August 12, 1998
-----------------------
Melvyn E. Bergstein


/s/ Donald R. Caldwell                                Director                                 August 12, 1998
----------------------
Donald R. Caldwell

/s/ Mark J. DeNino                                    Director                                 August 12, 1998
------------------
Mark J. DeNino

/s/ James L. Mann                                     Director                                 August 12, 1998
-----------------
James L. Mann

/s/ Donna J. Pedrick                                  Director                                 August 12, 1998
--------------------
Donna J. Pedrick

/s/ Michael D. Stern                                  Director                                 August 12, 1998
--------------------
Michael D. Stern

/s/ Edward S. J. Tomezsko, Ph.D.                      Director                                 August 12, 1998
-------------------------------
Edward S. J. Tomezsko, Ph.D.


EXHIBIT INDEX
-------------


     Exhibit No.                         Exhibit

          5     Opinion of Saul, Ewing, Remick & Saul LLP

        23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants

        23.2 Consent of Saul, Ewing, Remick & Saul LLP (Contained in Exhibit No. 5)

         24 Power of Attorney (included on signature page of the Registration Statement)